                                                                   EXHIBIT 10.15

                          SHARE SUBSCRIPTION AGREEMENT

            SHARE SUBSCRIPTION AGREEMENT dated as of July 22, 1998 (this "AGREEMENT") among each of the entities listed on the signature pages hereof under the caption "Purchasers" (collectively, the "PURCHASERS"), TA I Limited, a limited liability company organized under the laws of England and Wales ("NEWCO 1") and TA II Limited, a limited liability company organized under the laws of England and Wales ("NEWCO 2" and, together with Newco 1, the "NEWCOS").

                                    RECITALS:

            All the issued and outstanding ordinary shares, par value (pound)1.00 per share, of Newco 1 are currently owned by one or more entities (the "KKR PARTNERSHIPS") organized by an affiliate of Kohlberg Kravis Roberts & Co. Newco 1 owns all the issued and outstanding ordinary shares, par value (pound)1.00 per share, of Newco 2. Newco 2 beneficially owns all of the issued and outstanding ordinary shares, par value (pound)1.00 per share, of TA III plc, a public limited company organized under the laws of England and Wales ("NEWCO 3"). Newco 3 beneficially owns all of the issued and outstanding ordinary shares, par value (pound)1.00 per share, of Trinity Acquisition plc, a publIC limited liability company organized under the laws of England and Wales ("BIDCO"), which proposes to make an offer (the "OFFER") for all of the issued and outstanding ordinary shares of Willis Corroon Group plc, a public limited liability company organized under the laws of England and Wales ("WCG").

            In connection with the Offer, Newco 1 desires to issue ordinary shares, par value (pound)0.10 per share ("NEWCO 1 ORDINARY SHARES"), and Newco 2 desires to issue preferred shares, redemption value $25.00 per share ("NEWCO 2 PREFERRED SHARES"), in each case, to the Purchasers upon the terms and subject to the conditions hereinafter set forth.

            The Purchasers have conditioned subscription of the Newco 1 Ordinary Shares and the Newco 2 Preferred Shares to be subscribed for by them hereunder on Newco 1 and Newco 2 making certain representations and warranties to them hereunder and, in order to induce the Purchasers to subscribe such shares and in connection with the transactions contemplated to occur on the Closing Date (as defined below), including the Offer, each of Newco 1 and Newco 2 is willing to make and hereby makes such representations and warranties.

                                    AGREEMENT

            NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                PURCHASE AND SALE

            SECTION 1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, Newco 1 agrees to issue to each Purchaser or its Affiliate , and each Purchaser agrees to subscribe, or to procure the subscription by an Affiliate of, the number of Newco 1 Ordinary Shares (the "Subscription Ordinary Shares"), and Newco 2 agrees to issue to each Purchaser or its Affiliate, and each Purchaser agrees to subscribe, or to procure the subscription by an Affiliate of, the number of Newco 2 Preferred Shares (the "Subscription Preferred Shares" and, together with the Subscription Ordinary Shares, the "Subscription Shares") set forth opposite its name on Schedule I hereto, provided, however, that if additional investors acceptable to Purchasers who have agreed to subscribe for 60% of the Preferred Shares and to the KKR Partnership are invited to subscribe and agree to subscribe for Ordinary Shares and Preferred Shares on the same terms and conditions as those agreed by the Purchasers, then the amount of Ordinary Shares and Preferred Shares subscribed by the Purchasers pursuant hereto shall be reduced in accordance with the provisions of Section 10.11 of the Shareholder Rights Agreement (as defined in Section 2.2). The subscription price for the Subscription Ordinary Shares is (pound)2 per share (the "Per Ordinary Share Subscription Price"), and the subscription price for the Subscription Preferred Shares is the sterling equivalent of $25 per share (using the exchange rate of $1.6430 per (pound)1.00) (the "Per Preferred Share Subscription Price"). The aggregate subscription price for all of the Subscription Ordinary Shares is (pound)38,666,666 (the "Aggregate Ordinary Share Subscription Price"), and the aggregate subscription price for all of the Subscription Preferred Shares is (pound)154,666,666 (the "Aggregate Preferred Share Subscription Price").

            SECTION 1.2 CLOSING. The closings (the "Closings") of the subscription and sale of the Subscription Shares hereunder shall take place at the offices of Clifford Chance, 200 Aldersgate, London EC1A 4JJ on each of the dates on which the closings of the Contribution and Share Subscription Agreement dated the date hereof (the "Contribution and Share Subscription Agreement") among Newco 1, Newco 2, Newco 3, Bidco and the KKR Partnerships named therein in the agreed form occur (the "Closing Dates"), which dates shall be notified by Bidco to the Purchasers at least five Business Days in advance thereof (any such notice, a "Closing Notice"). Each Closing Notice shall set forth for each Purchaser (i) the aggregate amount due on such date for the subscription (x) of Ordinary Shares and (y) Preferred Shares, and (ii) the number of Ordinary Shares and Preferred Shares to be delivered on such date. The aggregate amount due for all Purchasers on a Closing Date will be calculated by reference to the amount due on the same date by the KKR Partnership on the basis that for every (pound)46.0465 due from the KKR Partnership, (pound)53.9535 will be due from the Purchasers as a whole (the "Investment Ratio"), provided, however, that to the extent the KKR Partnership or any of its Affiliates has directly or indirectly financed the purchase of WCG ordinary shares prior to the closing of the Offer to Purchase, then the Purchasers shall be required to invest an amount up to the amount that would be required so that the ratio of the aggregate investment by the KKR Partnership and its Affiliates in such WCG ordinary shares to the aggregate investment by the Purchasers pursuant hereto equals the Investment Ratio. Of the aggregate amount due from the Purchasers on a Closing Date, the amount due from a given Purchaser will be pro rata to such Purchaser's commitment as set forth in Schedule I, and will be divided between Ordinary Shares and Preferred Shares in the same ratio as the Aggregate Ordinary Share Subscription Price bears to the Aggregate Preferred Share Subscription Price. At each Closing, (a) each Purchaser, shall deliver or cause to be delivered to Newco 1, in immediately available funds, the amount indicated in the relevant Closing Notice, by intrabank transfer to an account designated by Newco 1 in such Closing Notice, and deliver or cause to be delivered to Newco 2, in immediately available funds, the amount indicated in the relevant Closing Notice by intrabank transfer to an account designated by Newco 2 in such Closing Notice, and (b) Newco 1 shall deliver to the person or persons designated by each of the Purchasers, certificates for each Purchaser's Subscription Ordinary Shares in the amount set forth in the relevant Closing Notice, and Newco 2 shall deliver to the person or persons designated by each of the Purchasers, certificates for each Purchaser's Subscription Preferred Shares in the amount set forth in the relevant Closing Notice, in each case, duly registered in the names of the Person or Persons designated by each of the Purchasers, each such designation to be notified to Newco 1 and Newco 2 at least two Business Days in advance of the applicable Closing Date.

                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF NEWCOS

            Each Newco jointly and severally represents and warrants:

            SECTION 2.1 CORPORATE EXISTENCE AND POWER; NEWLY FORMED CORPORATION. Such Newco, Newco 3 and Bidco are limited liability companies duly organized under the laws of England and Wales and are validly existing. Such Newco, Newco 3 and Bidco were incorporated solely for the purpose of effectuating the Offer (including the transactions contemplated by this Agreement) and have not conducted any business or entered into any agreements or commitments except with respect to the foregoing.

            SECTION 2.2 AUTHORIZATION. (a) The execution, delivery and performance by such Newco of this Agreement, the Shareholder Rights Agreement, dated as of July 22, 1998, among the Newcos, the KKR Partnership named therein and the Purchasers (the "Shareholder Rights Agreement"; unless otherwise defined herein, terms defined in the Shareholder Rights Agreement are used herein as defined therein), and the Registration Rights Agreement, dated as of July 22, 1998, between the Newcos and the Purchasers (the "Registration Rights Agreement"), and the transactions contemplated hereby and by each of the foregoing are within such Newco's corporate powers and have been duly authorized by all necessary corporate action on the part of such Newco.

            (b) This Agreement, the Shareholder Rights Agreement and the Registration Rights Agreement have each been duly executed and delivered by such Newco. This Agreement, the Shareholder Rights Agreement and the Registration Rights Agreement each constitute a valid and binding agreement of such Newco, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy.

            SECTION 2.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by such Newco of this Agreement, the Shareholder Rights Agreement and the Registration Rights Agreement, and the making of the Offer by Bidco require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except such as have been obtained or except where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not, in the aggregate, reasonably be expected materially to adversely affect the ability of such Newco to perform its obligations hereunder or thereunder.

            SECTION 2.4 NONCONTRAVENTION. The execution, delivery and performance by such Newco of this Agreement, the Shareholder Rights Agreement and the Registration Rights Agreement, and the making of the Offer by Bidco do not and will not (i) violate the memorandum and articles of association of such Newco, Newco 3 or Bidco, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon such Newco, Newco 3 or Bidco, (iii) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Newco, Newco 3 or Bidco or to a loss of any benefit to which such Newco, Newco 3 or Bidco is entitled under any provision of any agreement or other instrument binding upon such Newco, Newco 3 or Bidco or any of its assets or properties or (iv) result in the creation or imposition of any material mortgage, lien, pledge, charge, security interest or encumbrance (each, a "Lien") on any property or asset of such Newco, Newco 3 or Bidco.

            SECTION 2.5 CAPITALIZATION. (a) As of the date hereof, the authorized capital of Newco 1 consists of 100 ordinary shares of (pound)1.00 each and no other securities. Immediately prior to the first Closing, the authorized capital of Newco 1 will comprise at least a sufficient number of Newco 1 Ordinary Shares so as to satisfy the subscriptions hereunder and under the Contribution and Share Subscription Agreement, dated as of the date hereof (the "Contribution Agreement"), among the KKR Partnerships, the Newcos and the other parties named therein.

            (b) As of the date hereof, the authorized capital of Newco 2 consists of 100 ordinary shares of (pound)1.00 each. Immediately prior to the first Closing, the authorized capital of Newco 2 will comprise at least a sufficient number of Newco 2 Preferred Shares so as to satisfy the subscriptions hereunder.

            (c) The structure chart attached hereto as Schedule II summarizes the corporate structure of the KKR Partnership's ownership of Newco 1 and its subsidiaries.

            (d) Except as set forth in this Section 2.5 and the Contribution Agreement, there are, and immediately after the Closing there will be, no issued
(i) ordinary shares or voting securities of such Newco, (ii) securities of such Newco convertible into or exchangeable for ordinary shares or voting securities of such Newco, (iii) options or other rights to acquire from such Newco, or other obligation of such Newco to issue, any ordinary shares, voting securities or securities convertible into or exchangeable for ordinary shares or voting securities of such Newco (except for rights and options to acquire Newco 1 Ordinary Shares granted to certain officers and employees of WCG and its subsidiaries) or (iv) obligation of such Newco to repurchase or otherwise acquire or retire any ordinary shares or any convertible securities, rights or options of the type described in clause (i), (ii), or (iii) (except as permitted by the terms of the Newco 2 Preferred Shares, the terms of the Shareholder Rights Agreement and the terms of the agreements to be entered into with certain officers and employees of WCG or its subsidiaries relating to Newco 1 Ordinary Shares and options).

            SECTION 2.6 VALID ISSUANCE OF SECURITIES. The Subscription Shares which are being issued by such Newco to the Purchasers hereunder will be duly and validly authorized and, when issued in accordance with the terms hereof for the consideration expressed herein, will be fully paid and nonassessable.

            SECTION 2.7 NO BROKERS FEES. Except for the financial advisors retained in connection with the Offer, such Newco has not retained, and is not subject to the valid claim of, any finder, broker, consultant or financial advisor in connection with this Agreement or the transactions contemplated hereby who might be entitled to a fee or commission from the Purchasers in connection with this Agreement or the transactions contemplated hereby.

            SECTION 2.8 CONTRIBUTION AGREEMENT. The Contribution Agreement has been entered into by each of the parties thereto and will not be amended in a manner that adversely affects the rights of the Purchasers without the consent of Purchasers who have agreed to subscribe for at least 60% of the Preferred Shares.

                                   ARTICLE 3

                   REPRESENTATION AND WARRANTIES OF PURCHASERS

            Each Purchaser, severally and not jointly as to any other Purchaser, represents and warrants:

            SECTION 3.1 EXISTENCE AND POWER. Such Purchaser is a corporation, limited partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing, as applicable, under the laws of its jurisdiction of organization.

            SECTION 3.2 AUTHORIZATION. The execution, delivery and performance by such Purchaser of this Agreement, the Shareholder Rights Agreement and the Registration Rights Agreement and the transactions contemplated hereby and by each of the foregoing are within its corporate, partnership or limited liability company powers, as the case may be, and have been duly authorized by all necessary action on the part of such Purchaser. This Agreement, the Shareholder Rights Agreement and the Registration Rights Agreement have each been duly executed and delivered by such Purchaser. This Agreement, the Shareholder Rights Agreement and the Registration Rights Agreement each constitute a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy.

            SECTION 3.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by such Purchaser of this Agreement, the Shareholder Rights Agreement and the Registration Rights Agreement require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except such as have been obtained or except where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not, in the aggregate, reasonably be expected to adversely affect the ability of such Purchaser to perform its obligations hereunder or thereunder.

            SECTION 3.4 NONCONTRAVENTION. The execution, delivery and performance by such Purchaser of this Agreement, the Shareholder Rights Agreement and the Registration Rights do not and will not (i) violate, if such Purchaser is a corporation, the certificate of incorporation or bylaws of such Purchaser, if such Purchaser is a limited partnership, the certificate of limited partnership or agreement of limited partnership of such Purchaser, or, if such Purchaser is a limited liability company, the certificate of formation or limited liability company agreement of such Purchaser, or, in any case, any similar organizational or constitutive document, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon such Purchaser, (iii) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Purchaser or to a loss of any benefit to which such Purchaser is entitled under any provision of any agreement or other instrument binding upon such Purchaser or any of its assets or properties or (iv) result in the creation or imposition of any material Lien on any property or asset of such Purchaser.

            SECTION 3.5 PURCHASE FOR INVESTMENT. Such Purchaser is purchasing its Subscription Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

            SECTION 3.6 PRIVATE PLACEMENT. (a) Such Purchaser's financial situation is such that such Purchaser can afford to bear the economic risk of holding its Subscription Shares for an indefinite period of time, and such Purchaser can afford to suffer the complete loss of the investment in its Subscription Shares.

            (b) Such Purchaser's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of the investment in its Subscription Shares, or such Purchaser has been advised by a representative possessing such knowledge and experience.

            (c) Such Purchaser understands that the Subscription Shares acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there will substantial restrictions on the transferability of the Subscription Shares as set forth in the Shareholder Rights Agreement and that for an indefinite period following the date hereof there will be no public market for the Subscription Shares and that, accordingly, it may not be possible for such Purchaser to sell the Subscription Shares in case of emergency or otherwise.

            (d) Such Purchaser and its representatives, including, to the extent it deems appropriate, its professional, financial, tax and other advisors, have reviewed all documents provided to them in connection with the investment in the Subscription Shares, and such Purchaser understands and is aware of the risks related to such investment.

            (e) Such Purchaser and its representatives have been given the opportunity to examine documents and to ask questions of, and to receive answers from Newco 1, Newco 2 and the KKR Partnership and/or their respective representatives concerning the terms and conditions of the acquisition of the Subscription Shares and related matters and to obtain such additional information which such Purchaser or its representatives deem necessary.

            (f) Such Purchaser is an "ACCREDITED INVESTOR" as such term is defined in Regulation D under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            SECTION 3.7 ACCURACY OF INFORMATION. The information provided by such Purchaser relating to it and its shareholdings and dealings in the ordinary shares of WCG as required by The City Code on Takeovers and Mergers for the purpose of preparation of the documents issued in connection with the Offer is true and accurate in all material respects.

            SECTION 3.8 NO BROKERS FEES. Such Purchaser has not retained, and, to its knowledge, is not subject to the valid claim of, any finder, broker, consultant or financial advisor in connection with this Agreement or the transactions contemplated hereby who might be entitled to a fee or commission from either Newco or the KKR Partnership in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE 4

                              CONDITIONS TO CLOSING

            SECTION 4.1 CONDITIONS TO OBLIGATIONS OF PURCHASERS AND NEWCOS. The obligations of the Purchasers and the Newcos to consummate the transactions contemplated hereby are subject to the Offer becoming or being declared unconditional in all respects not later than the 120th day after the posting of the Offer such that the KKR Partnership is unconditionally obligated to make its capital contribution to Newco 1 to provide a portion of the funds needed to purchase all of the issued and to be issued ordinary shares of WCG pursuant to the Offer.

                                   ARTICLE 5

                            COVENANTS OF THE PARTIES

            SECTION 5.1 FURTHER ASSURANCES. Each Newco and Purchaser agrees that, from time to time, it will execute and deliver such further instruments of conveyance and transfer and take such other actions as may be necessary to carry out the purposes and intents of this Agreement.

            SECTION 5.2 ARTICLES OF ASSOCIATION. Newco 1 and Newco 2 will adopt Articles of Association in substantially the form of the articles of association attached hereto as Schedule III prior to the first Closing and all subscriptions pursuant to this Agreement and the Contribution Agreement will be made on the terms of such articles.

                                    ARTICLE 6

                                   TERMINATION

            SECTION 6.1 GROUNDS FOR TERMINATION. This Agreement may be terminated by any Purchaser with respect to its rights and obligations hereunder at any time prior to the Closing:

            (a) if the Offer (as originally made or as extended) ceases to be capable of becoming or being declared unconditional in all respects; or

            (b) the Offer is not made within seven days of the date of this Agreement on substantially the terms in all material respects of the draft Press Announcement attached hereto as Annex A or if the price per ordinary share of WCG at which the Offer is made is increased.

            SECTION 6.2 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 6.1, such termination shall be without liability of any party (or any stockholder, general partner, limited partner, member, director, officer, employee, agent, consultant or representative of such party) to any of the other parties to this Agreement, and this Agreement shall be of no further force or effect. Notwithstanding the foregoing, the provisions of Sections 7.3 and 7.5 shall survive any termination hereof pursuant to Section 6.1.

                                    ARTICLE 7

                                  MISCELLANEOUS

            SECTION 7.1 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or registered or certified mail (postage prepaid, return receipt requested) as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.1):

            if to a KKR Partnership, to:

                  c/o Kohlberg Kravis Roberts & Co.
                  9 West 57th Street
                  New York, New York 10019
                  Attention:  Perry Golkin
                  Telecopy:  (212) 750-0003
            with a copy to:

                  Simpson Thacher & Bartlett
                  99 Bishopsgate
                  21st Floor
                  London  EC2M 3YH
                  Attention:  Gregory W. Conway, Esq.
                  Telecopy: 44-171-422-4022

            if to Newco 1 or Newco 2, to:

                  c/o Kohlberg Kravis Roberts & Co.
                  9 West 57th Street
                  New York, New York 10019
                  Attention:  Perry Golkin
                  Telecopy:  (212) 750-0003

            with a copy to:

                  Simpson Thacher & Bartlett
                  99 Bishopsgate
                  21st Floor
                  London  EC2M 3YH
                  Attention:  Gregory W. Conway, Esq.
                  Telecopy: 44-171-422-4022

            if to any of the Purchasers:

                  Royal & Sun Alliance Insurance Group plc
                  1 Cornhill
                  London  EC3V 3QR
                  Attention:  The Company Secretary
                  Telecopy:  44-171-283-4841

            -and-

                  Guardian Royal Exchange plc
                  Royal Exchange
                  London  EC2V 3LS
                  Attention:  The Company Secretary
                  Telecopy:  44-171-696-5301

            -and-

                  The Chubb Corporation
                  15 Mountain View
                  Warren, New Jersey 07059
                  Attention:  General Counsel
                  Telecopy:  908-903-3607

            -and-

                  The Hartford Financial Services Group, Inc.
                  690 Asylum Avenue
                  Hartford, Connecticut 06115
                  Attention:  General Counsel
                  Telecopy:  860-547-6959

            -and-

                  The Travelers Indemnity Company
                  One Tower Square
                  10 CR Hartford, Connecticut 06183
                  Attention:  General Counsel
                  Telecopy:  860-954-3730

            with a copy to:

                  Ashurst Morris Crisp
                  Broadwalk House
                  5 Appold Street
                  London  EC2A 2HA
                  Attention:  Mark A. Wippell
                  Telecopy:  44-171-972-7990

            with a copy to:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York 10019
                  Attention:  Jeff S. Liebmann
                  Telecopy:  212-259-6333

            SECTION 7.2 AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 7.3 EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, except that if the Closing shall occur, Newco 1 and Newco 2, jointly and severally, agree to reimburse the Purchasers for all documented out-of-pocket expenses incurred by them, including, without limitation, the reasonable fees and expenses of one U.K. counsel and one U.S. counsel for all of the Purchasers, up to, but not in excess of, $350,000 in the aggregate for all such expenses.

            SECTION 7.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and lawful assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, provided, further, that any Affiliate of a Purchaser that subscribes for Newco 1 Ordinary Shares or Newco 2 Preferred Shares pursuant to Section 1.1 shall be deemed a "Purchaser" for purposes of this Agreement.

            SECTION 7.5 GOVERNING LAW; SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE; WAIVER. (a) This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement. The parties hereto irrevocably and unconditionally waive trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

            (b) Each of Purchaser 1, Purchaser 2, Purchaser 3, Newco 1 and Newco 2 to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such legal action or proceeding and will hereby irrevocably designate and appoint within ten Business Days of the date hereof CT Corporation (the "AUTHORIZED AGENT"), as its authorized agent upon whom process may be served in any such suit or proceedings. Each such Purchaser and Newco represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. Each such Purchaser and Newco hereby irrevocably authorizes and directs its Authorized Agent to accept such service. Each such Purchaser and Newco further agrees that service of process upon its Authorized Agent and written notice of said service to such Purchaser or Newco, as the case may be, mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon such Purchaser in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. Each such Purchaser and Newco agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against any such Purchaser or Newco, as the case may be, arising out of or based on this Agreement or the transactions contemplated hereby may also be instituted in any competent court in the United Kingdom, and each such Purchaser and Newco expressly accepts the jurisdiction of any such court in any such action.

            (c) Each such Purchaser and Newco hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated thereby.

            SECTION 7.6 COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

            SECTION 7.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject mater of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

            SECTION 7.8 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            SECTION 7.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

            SECTION 7.10 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    TA I LIMITED


                                    By:    /s/ Scott Nuttall
                                          --------------------
                                          Name:
                                          Title:



                                    TA II LIMITED


                                    By:    /s/ Scott Nuttall
                                          --------------------
                                          Name:
                                          Title:



                                    PURCHASERS:


                                    ROYAL & SUN ALLIANCE INSURANCE GROUP PLC


                                    By:    /s/ Paul Spencer
                                          --------------------
                                          Title:



                                    GUARDIAN ROYAL EXCHANGE PLC


                                    By:    /s/ Caroline Burton
                                          --------------------
                                          Title: Executive Director-Investments



                                    THE CHUBB CORPORATION


                                    By:    /s/ Andrew A. McElwee, Jr.
                                          ---------------------------
                                          Title: Senior Vice President

                                    THE HARTFORD FINANCIAL SERVICES GROUP,
                                      INC.


                                    By:    /s/ Brenda J. Furlong
                                          ---------------------------
                                          Title: Senior Vice President



                                    THE TRAVELERS INDEMNITY COMPANY


                                    By:    /s/ Craig H. Fornsworth
                                          ---------------------------
                                          Title: Second Vice President

                                                                      SCHEDULE I



                               Newco 1      Aggregate Preferred     Newco 2
                              Ordinary      Share Subscription     Preferred
    Name of Purchaser          Shares             Price             Shares
    -----------------          ------             -----             ------
Royal & Sun Alliance          4,000,000   (pound)32,000,000         2,103,040
Insurance Group Inc
Guardian Royal Exchange plc   4,000,000   (pound)32,000,000         2,103,040
The Chubb Corporation         4,000,000   (pound)32,000,000         2,103,040
The Travelers Indemnity       4,000,000   (pound)32,000,000         2,103,040
Company
The Hartford Financial        3,333,333   (pound)26,666,666         1,752,533
Services Group, Inc.
                            -----------  ------------------       -----------
Total                        19,333,333  (pound)154,666,666        10,164,693